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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT:   JANUARY 16, 2002
DATE OF EARLIEST EVENT REPORTED:    JANUARY 12, 2002

                             THE ROUSE COMPANY
           (Exact name of registrant as specified in its charter)


         MARYLAND                        0-1743                  52-0735512
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
    of incorporation or                                   Identification Number)
       organization)
                       10275 LITTLE PATUXENT PARKWAY
                       COLUMBIA, MARYLAND 21044-3456

                  (Address of principal executive offices)




REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:         (410) 992-6000

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ITEM 5.  OTHER EVENTS.

     On January 13, 2002, The Rouse Company ("Rouse" or "we"), Simon Property Group, Inc. and Westfield America Trust announced that they have entered into a Purchase Agreement, dated as of January 12, 2002 (the "Purchase Agreement"), by and among Rodamco North America N.V. ("Rodamco"), Westfield America Limited Partnership ("Westfield"), Westfield Growth, LP, Simon Property Group, L.P. ("Simon"), Hoosier Acquisition, LLC, Rouse and Terrapin Acquisition, LLC, whereby Terrapin Acquisition, LLC, Hoosier Acquisition, LLC and Westfield Growth, LP (entities newly formed by Rouse, Simon and Westfield and collectively referred to as the "purchasers") will purchase substantially all of the assets of Rodamco (the "Proposed Acquisition") for an aggregate purchase price of approximately Euro 2.48 billion (approximately $2.21 billion, based on current exchange rates) in cash, subject to adjustment, and the assumption of substantially all of Rodamco's liabilities, including approximately $2.18 billion of U.S. dollar denominated property debt and subsidiary perpetual preferred stock (which does not include U.S. dollar denominated debt encumbering properties to be held by the three purchasers jointly which totals approximately $602 million). Additional obligations to be borne by the purchasers totaling $1.175 billion include repayment of Rodamco corporate debt and payment of transaction expenses. The purchase price will be reduced by any amounts paid by Rodamco to its shareholders prior to the closing of the Proposed Acquisition. If the closing occurs after May 15, 2002, then the purchasers' cash purchase price will be increased by an amount equal to the product of Euro 622,642 and the number of days from May 1, 2002 until the closing.

     In connection with the Purchase Agreement, Rouse, Simon and Westfield have entered into a Joint Purchase Agreement, dated as of January 12, 2002 (the "Joint Purchase Agreement") among themselves. This agreement allocates among Rouse, Simon and Westfield the properties that each purchaser will acquire and sets forth the basis upon which the portion of the aggregate purchase price to be paid to Rodamco by each purchaser will be determined. Rouse's share of this purchase price, which is based on the allocated prices for the properties that Rouse is acquiring, directly or indirectly, and Rouse's share of properties that it will own jointly with Simon and Westfield, is currently expected to be Euro 601 million (approximately $536 million, based on current exchange rates). We will also pay our proportionate share of Rodamco corporate debt and transaction costs of approximately $321 million. In addition, Rouse currently expects to assume approximately $675 million of U.S. dollar denominated property debt and subsidiary perpetual preferred stock (which does not include the debt encumbering properties to be held by the three purchasers jointly). These amounts are subject to adjustment at closing depending upon various factors, including changes in Rodamco debt levels and whether Rodamco has disposed of certain properties intended for sale. Rouse has received a commitment from Banc of America Securities LLC and Banc of America Mortgage Capital Corporation for an $870 million facility with an initial maturity of six months to fund the cash portion of the purchase price and related transaction costs payable by Rouse in connection with the Proposed Acquisition. Rouse has the right to extend the commitment for an additional twelve months at reduced levels.

     Completion of the Proposed Acquisition is subject to the prior satisfaction of certain conditions, including (a) approval of the Proposed Acquisition by two-thirds of the votes cast by Rodamco shareholders (excluding shares held by a trust established by Rodamco) at a Rodamco shareholders meeting; (b) the amount per Rodamco share available for distribution by Rodamco following the sale of its assets being not less than Euro 53 (prior to giving effect to any Dutch withholding tax) and this distribution being imminent; (c) the absence of material litigation relating to the Proposed Acquisition or to the purchasers; (d) the absence of an injunction or similar order prohibiting the Proposed Acquisition; (e) the receipt of waivers or consents of certain third parties that currently have business relationships with Rodamco or its assets; (f) the receipt of any required governmental or regulatory approvals; (g) the accuracy of Rodamco's representations and warranties, except where the failure to be accurate would not reasonably be expected to have a material adverse effect on Rodamco; (h) Rodamco having performed its covenants in all material respects; (i) no material adverse effect on Rodamco since January 12, 2002; and (j) the receipt of confirmation regarding certain tax-related matters.

     Copies of (a) the Purchase Agreement; (b) the Joint Purchase Agreement; (c) the joint press release announcing the execution of the Purchase Agreement; (d) a more detailed description of the Proposed Acquisition; and (e) a listing of cautionary statements regarding the Proposed Acquisition are attached hereto as Exhibit 2.1, Exhibit 2.2,
Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and each is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

              (c)

                   Exhibit   Description
                   -------   -----------

                    2.1 Purchase Agreement by and among Rodamco North America N.V., Westfield America Limited Partnership, Westfield Growth, LP, Simon Property Group, L.P., Hoosier Acquisition, LLC, The Rouse Company and Terrapin Acquisition, LLC, dated as of January 12, 2002.

                    2.2 Joint Purchase Agreement by and among Westfield America Limited Partnership, Simon Property Group, L.P. and The Rouse Company, dated as of January 12, 2002.

                    99.1      Joint Press Release, dated January 13, 2002.

                    99.2      Description of the Proposed Acquisition.

                    99.3      Cautionary Statements regarding the Proposed
                              Acquisition.


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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.



     Dated: January 16, 2002


                                        THE ROUSE COMPANY


                                        By: /s/ Melanie M. Lundquist
                                            -----------------------------------
                                        Melanie M. Lundquist
                                        Vice President and Corporate Controller



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                               EXHIBIT INDEX


                   Exhibit    Description
                   -------    -----------


                   2.1 Purchase Agreement by and among Rodamco North America N.V., Westfield America Limited Partnership, Westfield Growth, LP, Simon Property Group, L.P., Hoosier Acquisition, LLC, The Rouse Company and Terrapin Acquisition, LLC, dated as of January 12, 2002.

                   2.2 Joint Purchase Agreement by and among Westfield America Limited Partnership, Simon Property Group, L.P. and The Rouse Company, dated as of January 12, 2002.

                   99.1       Joint Press Release, dated January 13, 2002.

                   99.2       Description of the Proposed Acquisition.

                   99.3       Cautionary Statements regarding the Proposed
                              Acquisition.